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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-127250 of Thermo Electron Corporation on Form S-4 of our report dated July 22, 2005 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the preparation of the Kendro Laboratory Products combined financial statements as of and for the year ended December 31, 2004 covered by our report as described in Note 1 and stating that the combined balance sheet as of March 31, 2005 and the combined statements of income, comprehensive income and parent's investment, and cash flows for the three months ended March 31, 2004 and 2005 of Kendro Laboratory Products were not audited by us and, accordingly, we did not express an opinion on such combined financial statements) relating to the combined financial statements of Kendro Laboratory Products appearing in Amendment No. 1 to the Current Report on Form 8-K/A of Thermo Electron Corporation filed July 22, 2005 and incorporated by reference in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP


Charlotte, North Carolina
September 6, 2005